October 30, 2006

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth St NW
Washington DC 20549

Dear Sirs and Madams:

We have read Item 4.01 of the Current Report on Form 8-K/A, dated October 27, 2006, of Mangapets, Inc. and we agree with the statements made.

/S/ PETERSON SULLIVAN PLLC

Seattle, Washington